UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 1, 2020
 _________________________
WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Bank Street, Waterbury, Connecticut 06702
(Address and zip code of principal executive offices)

203-578-2202
(Registrant’s telephone number, including area code)
______________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock, $0.01 par value	WBS	New York Stock Exchange
Depository Shares, each representing 1/1000th interest in a share of 5.25% Series F Non-Cumulative Perpetual Preferred Stock	WBS-PrF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On December 1, 2020, Webster Bank, National Association (the “Bank”), a wholly-owned subsidiary of Webster Financial Corporation (the “Company”), approved a plan to consolidate 27 banking centers located in Connecticut, Massachusetts and Rhode Island. The Company plans to integrate these locations into other nearby banking centers within its network. These actions are a result of the Company’s increased focus on balancing physical locations and digital banking channels, driven by increased client usage of online and mobile banking. The Company expects to complete these actions by the end of the second quarter of 2021.

In connection with the banking center consolidation, the Company expects to incur pre-tax costs of approximately $19 million, consisting of $16 million in write-offs of premises and equipment, and future cash expenditures of $3 million due to contractual lease obligations. These expenses are expected to be recognized primarily in the fourth quarter of 2020 and, to a lesser extent, in the first and second quarters of 2021. The Company expects that, in the aggregate, the consolidation of these banking centers will reduce annual pre-tax operating expense by approximately $15 million, beginning in the third quarter of 2021. These actions are a component of the Company's previously announced strategic initiatives.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include the Company’s ability to successfully execute the consolidations and achieve the anticipated cost reductions, higher than anticipated costs or delays in implementing the consolidation plan, management distraction from other ongoing business activities as a result of the consolidations, and the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operation.”

Any forward-looking statement made by the Company in this Current Report on Form 8-K speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION
(Registrant)

Date: December 3, 2020	/s/ Albert J. Wang
Albert J. Wang
Senior Vice President and Chief Accounting Officer